NEWS RELEASE
FOR IMMEDIATE RELEASE

PROACTIVE TECHNOLOGIES CHANGES BUSINESS DIRECTION

ATLANTA, June 8/PRNewswire/ - Proactive Technologies, Inc. (AMEX:PTE) announced today that its board of directors has approved changing the business direction of the Company to focus exclusively on providing private aviation services over the Internet.

According to the National Business Aviation Association, the private aviation industry flies over 27 million flight hours per year in the United States, which is nearly two times the annual total of airline flight hours, and carries over 145 million passengers per year. The NBAA estimates


CONTACT:
Judy Gordon, Corproate Secretary
Proactive Technologies, Inc.
3343 Peachtree Road, N.E., Suite 530
Atlanta, GA  30326
(404) 240-4061